UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.
Based on currently available information, Mitek Systems, Inc. (the "Company", "we", "us", or "our"), estimates that revenue for the year ended September 30, 2022 will be in the range of $143.0 million to $144.0 million, compared to $119.8 million in the year ended September 30, 2021. The Company’s independent registered public accounting firm has not completed its review or audit of these preliminary estimated financial results. For the year ended September 30, 2022 the Company’s actual results may differ materially from these preliminary financial results, and may be outside the estimated ranges. This preliminary financial data has been prepared by and is the responsibility of the Company. The Company has not fully completed its review of these preliminary financial results as of and for the fiscal year ended September 30, 2022.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On May 5, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, after discussion with the Company’s independent registered public accounting firm, BDO USA LLP, (“BDO”), concluded that a restatement of the Company’s previously issued unaudited interim financial statements as of and for (i) the three and six months ended March 31, 2022 included in the Company’s Quarterly Report on Form 10-Q/A for the period ended March 31, 2022, filed with the Securities and Exchange Commission on October 28, 2022 (the “Q2 Form 10-Q/A”), and (ii) the three and nine months ended June 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the Securities and Exchange Commission on October 28, 2022 (the “Q3 Form 10-Q” and together with the Q2 Form 10-Q/A, the “Prior Quarterly Reports” and the fiscal periods covered thereby the “Prior Periods”) would be required to correct certain errors reflected in the Prior Quarterly Reports, as described below. Accordingly, the Company’s previously issued financial statements as of and for the three and six months ended March 31, 2022 and as of and for the three and nine months ended June 30, 2022 as reflected in the Prior Quarterly Reports, should not be relied upon.
In connection with the preparation of the Company’s financial statements for its fiscal year ended September 30, 2022, the Company noted that certain revenue contracts and other items were improperly accounted for during the Prior Periods. Specifically, during the Prior Periods the Company did not appropriately: (i) recognize revenue on its multi-year term licenses; (ii) recognize revenue related to guaranteed minimums and overages for SaaS product sales; and (iii) value the acquisition-related contingent consideration liability related to the acquisition of ID R&D, Inc.
The adjustments below are the Company's current good faith estimates pending the completion of the Company's controls over financial reporting for fiscal 2022. The net impact of these estimated adjustments is expected to be approximately (amounts in millions except per share data):

	Three Months Ended March 31, 2022
	As Previously Reported	Estimated Adjustments	Estimated Restated Amount
Revenue	$34.7	$(1.2)	$33.5
Amortization & acquisition-related costs	$4.4	$(0.4)	$4.0
Net income	$1.0	$(0.6)	$0.4
Net income per share—basic	$0.02	$(0.01)	$0.01
Net income per share—diluted	$0.02	$(0.01)	$0.01

	Six Months Ended March 31, 2022
	As Previously Reported	Estimated Adjustments	Estimated Restated Amount
Revenue	$67.2	$(1.2)	$66.0
Amortization & acquisition-related costs	$6.7	$(0.4)	$6.3
Net income	$4.1	$(0.5)	$3.6
Net income per share—basic	$0.09	$(0.01)	$0.08
Net income per share—diluted	$0.09	$(0.01)	$0.08

	Three Months Ended June 30, 2022
	As Previously Reported	Estimated Adjustments	Estimated Restated Amount
Revenue	$39.3	$(0.1)	$39.2
Amortization & acquisition-related costs	$3.3	$1.2	$4.5
Net income (loss)	$0.8	$(1.0)	$(0.2)
Net income per share—basic	$0.02	$(0.02)	$0.00
Net income per share—diluted	$0.02	$(0.02)	$0.00

	Nine Months Ended June 30, 2022
	As Previously Reported	Estimated Adjustments	Estimated Restated Amount
Revenue	$106.5	$(1.3)	$105.2
Amortization & acquisition-related costs	$9.9	$0.9	$10.8
Net income	$4.9	$(1.6)	$3.3
Net income per share—basic	$0.11	$(0.04)	$0.07
Net income per share—diluted	$0.11	$(0.04)	$0.07
As a result of the estimated total adjustments included above the Company noted that corresponding adjustments to its consolidated balance sheets were necessary as of March 31, 2022 and June 30, 2022, which will be described in more detail in the Company’s Annual Report on Form 10-K to be filed for the year ended September 30, 2022. The Company also identified errors in the classification of certain employee-related expenses between research and development expense and cost of revenue. The correction of these errors will result in increases to cost of revenue with corresponding decreases to research and development for the three and six months ended March 31, 2022 of $1.1 million and $2.3 million, respectively, and for the three and nine months ended June 30, 2022 of $1.2 million and $3.5 million, respectively and has no impact on net income.
The Company intends to reflect the restatement of the Prior Periods in its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which the Company intends to file as soon as reasonably practicable. At this time, the Company does not plan to amend any other previously filed reports as a result of the matters identified in this Current Report on Form 8-K. The restatement does not impact the Company's current cash position, cash flow or liquidity.
The Company’s management has identified material weaknesses in the Company’s internal control over financial reporting during the Prior Periods and determined that the Company’s disclosure controls and procedures were not effective during the Prior Periods. Such material weaknesses are more fully described in the Company’s Q3 Form 10-Q. The Company’s remediation plan with respect to such material weaknesses will be described in more detail in Item 9A of Part II to the Company’s Annual Report on Form 10-K to be filed for the year ended September 30, 2022.
The preliminary evaluation provided above is subject to the completion of the Company’s restatement analysis and financial close and reporting process. While the Company believes that the foregoing description fairly represents the expected impact of the restatement on the Company’s results of operations for the Prior Periods, additional material weaknesses may be identified, further adjustments may arise, including with respect to changes on the Company’s balance sheet, and the restated financial statements for the Prior Periods will reflect any such additional adjustments.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the Company’s expectations and preliminary estimates of the impact of the restatement on the Company’s Prior Quarterly Reports; the scope of the restatement and the controls and procedures deficiencies; the belief that the restatement will not have a material impact on the financial statements for the fiscal year ended September 30, 2022 or the Company’s current cash position, cash flow or liquidity; the timing of the completion of the restatement and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (which will contain the restatement of the Prior Periods); plans to remediate the deficiencies, including the material weaknesses, with respect to the Company’s internal control over financial reporting and disclosure controls and procedures; the impact of these matters on the Company’s performance and outlook; expectations concerning the Company’s performance and financial outlook; and any statements or assumptions underlying any of the foregoing. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to the timely and correct completion of the restatement and related filings; identification of errors in our financial reporting in the future that require us to restate previously issued financial statements, which may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the risk that additional information may become known prior to the expected filing with the SEC of the periodic reports described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the SEC; risks related to changes in the effects of the restatement on the Prior Quarterly Reports or financial results; risks related to higher than expected charges after completing the restatement process; risks related to delays in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022; risks related to our ability to implement and maintain effective internal control over financial reporting in the future, which may adversely affect the accuracy and timeliness of our financial reporting; risks related to changes to accounting rules or regulations; risks related to fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets, including net operating loss carryforwards, which may result in volatility of our results of operations; risks related to the Company’s plans to remediate any control and procedures deficiencies; risks related to the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures; risks related to whether a restatement of financial results will be required for other accounting issues; risks related to the application of accounting or tax principles in an unanticipated manner; risks related to our dependence on key personnel and any changes in our ability to retain key personnel; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission (“SEC”), and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investors.miteksystems.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

May 8, 2023	By:	/s/ Fuad Ahmad
Fuad Ahmad
Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)